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                                                             Exhibit 10(iii)44

[LOGO OF THE IT GROUP]



                              THE IT GROUP, INC.

                        1999 MANAGEMENT INCENTIVE PLAN
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Table of Contents_________________________________________________________
 1.0  Purpose..........................................................  1
 2.0  Eligibility......................................................  1
 3.0  Plan Year........................................................  1
 4.0  Performance Criteria.............................................  2
 5.0  Individual Performance...........................................  2
 6.0  Individual Award Targets.........................................  2
 7.0  Incentive Pool Funding...........................................  2
 8.0  Determination of Incentive Award Payments........................  3
 9.0  Adjustments and Form of Payment..................................  3
10.0  Administration...................................................  3
11.0  Changes in Capital Structure and Other Events....................  4
12.0  Amendment and Termination of the Plan............................  4
13.0  General Provisions...............................................  4
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1.0  Purpose___________________________________________________________________

To recognize and reward key management, technical, and professional employees for their ability to assist the Company to achieve, or exceed identified Company goals, as well as personally achieve or exceed established pre-agreed individual performance goals.

To offer a comprehensive compensation program that will enable the Company to:

       . Cost effectively attract and retain key management and professional personnel to enhance the Company's leadership position, and

       . Motivate responsible management to achieve Company goals and foster teamwork within the Company by relating the incentive portion of total compensation directly to measurable performance criteria linked to the creation of enhanced shareholder value.

2.0  Eligibility_______________________________________________________________

Regular full-time active employees nominated by senior management and approved by the Chief Executive Officer and President.

Employees must be approved for incentive plan eligibility each year. Eligibility in any given year does not assure eligibility in subsequent years.

Incentive awards will only accrue to participants who are on regular full-time employee status at the time the award is paid.

Incentive awards will be calculated on the participants' annual base salary in effect at the beginning of the Plan year or at the time a participant first becomes eligible to participate in the Plan.

3.0  Plan Year_________________________________________________________________

The Plan Year will run from December 26, 1998 to December 31, 1999. All Performance Criteria will be measured over the Plan Year.

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4.0  Performance Criteria______________________________________________________

The Compensation Committee (the "Committee") of the Board of Directors shall establish one or more elements of performance criteria for the Company and/or its major Groups for the Plan Year.

5.0  Individual Performance____________________________________________________

Individual awards are subject to an increase or decrease adjustment of up to 25% of the total award based on individual performance as determined by senior management subject to further increase or decrease by the CEO.

Factors to be considered when evaluating individual performance, to determine incentive awards, may include, but not be limited to, some or all of the following:

       . Business unit performance

       . New business development

       . Accounts receivable improvement

       . Intracompany cooperation

       . Achievement of a personal performance plan as approved by appropriate management

       . Furtherance of the Company's mission with respect to client relationships, people development, quality and safety.

6.0  Individual Award Targets___________________________________________________

Each participant will be assigned a target incentive award specified as a percentage of salary. Incentive awards will be prorated as necessary so that the sum of the individual awards does not exceed the authorized Incentive Pool Funding.

7.0  Incentive Pool Funding_____________________________________________________

The Committee shall determine the total amount of funds authorized for payment of incentive awards and specify the relationship between the attainment of specified performance criteria and the payment of incentive awards.

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8.0  Determination of Incentive Award Payments__________________________________

The Committee shall determine any formulas necessary to determine the appropriate performance criteria and the weighting of such criteria in determining incentive award payments for specific subgroups of participants in the Plan.

9.0  Adjustments and Form of Payment____________________________________________

The Committee reserves the right to make good faith adjustments to any of the Performance Criteria and/or the amount of incentive awards due to a material change in the Company's structure due to, but not limited to; acquisitions, divestitures or mergers. Further, although it is contemplated that incentive awards will be paid in cash, the Committee may at its discretion determine that incentive awards be made in the form of cash, stock, stock options, or in any other form or combination of forms as the Committee should determine.

10.0  Administration___________________________________________________________

The Plan shall be administered by the Committee.

The authority of the Committee includes, but is not limited to the following:

       . Determining eligibility for participation in the Plan

       . Determining:
         -  Incentive award opportunities and earned awards
         -  Performance criteria and performance goals

       . Authorizing payments and determining the form of incentive awards
         (cash,  stock) or other forms of award.)

       . Interpreting the Plan and exercising its power to prescribe, amend, or rescind rules and regulations relating to the Plan

       . Adjusting the Company's performance goals and/or funded incentive pool due to a material change in the organizational structure of the Company and/or occurrence of extraordinary events.

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11.0  Changes in Capital Structure and Other Events_____________________________

Upon dissolution or liquidation of the Corporation or upon reorganization, merger, or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon sale of all or substantially all of the assets of the Corporation, or change in control, the Committee may in its sole discretion:

       . Accelerate the payment of earned awards under the Plan.

       . Make any other adjustments or amendments to the Plan and outstanding incentive awards as it may deem equitable.

12.0  Amendment and Termination of the Plan_____________________________________

The Board may at any time and from time to time may suspend, terminate, modify, or amend the Plan.

13.0  General Provisions________________________________________________________

       . The Company may reduce incentive awards by the gross amount of any overtime paid to the participant as well the gross amount of any other incentive compensation awards paid including Spot Incentive awards. Special recognition awards (such as for years of service or for technical or professional accomplishments, etc.) will not be deducted.

       . The Company may deduct federal, state, and any other local taxes of any kind required by law to be withheld upon payment of any incentive award under this Plan.

       . The Company may deduct from or reduce the amount of an award on account of amounts due the Company by the participant.

       . Nothing in this Plan or in any award granted pursuant hereto shall confer on an individual any right to continue in the employ of the Company or any of its subsidiaries or deter in any way the right of the Company or any subsidiary to terminate any employment.

       . The Plan shall take effect upon its adoption by the Compensation
         Committee of the Board of Directors.

      . Awards granted under the Plan shall not be transferrable otherwise than by will or by laws of descent and distribution, and awards may be realized during the employment of the participant or by his/her guardian or legal representative.

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